Exhibit 99.1
Evofem Announces Successful Debt Restructuring
-- Evofem Gains Forbearance from Debtholders for All Existing Matters--

SAN DIEGO, September 16, 2022 /PRNewswire/ -- Evofem Biosciences, Inc. (OTCPK: EVFM) today announced the successful restructuring of its debt, providing forbearance from its debtholders related to all existing events of default.
“This debt restructuring removes the overhang created by the Nasdaq delisting last month while securing ongoing forbearance from current defaults,” said Saundra Pelletier, Evofem’s CEO. “We are grateful to these investors for their support and commitment to the Company and Phexxi, which we believe testifies to the importance of this asset for hormone-free contraception and the significance of the pending top-line data readout next month from our Phase 3 registrational trial evaluating Phexxi for the prevention of chlamydia and gonorrhea in women. We believe positive outcomes from this landmark trial will catalyze strategic discussions and enable regulatory submissions to expand the Phexxi label.”
In addition to the forbearance from all the Company’s debtholders, other terms of the restructuring arrangements include:
All holders of junior unsecured debt obligations have exchanged these obligations into rights to acquire Evofem’s common stock.
In addition, the remaining unsecured creditor, Adjuvant Capital, exchanged 10% of its unsecured debt obligations into rights to acquire Evofem’s common stock. Adjuvant’s $25 million strategic investment in October 2020 supported Evofem's Phase 3 registrational trial evaluating Phexxi® (lactic acid citric acid, and potassium bitartrate) for the prevention of chlamydia and gonorrhea in women as well as initiatives to expand global market access for the product.
The healthcare investor that provided $25 million to Evofem under the April 2020 Securities Purchase and Security Agreement agreed to accept future interest payments as payment-in-kind instead of cash.
About Evofem Biosciences
Evofem Biosciences, Inc. is developing and commercializing innovative products to address unmet needs in women's sexual and reproductive health, including hormone-free, woman-

controlled contraception and protection from chlamydia and gonorrhea. The Company's first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. The Company expects to report top-line data in October 2022 from its registrational Phase 3 EVOGUARD clinical trial evaluating Phexxi for two potential new indications – prevention of chlamydia and prevention of gonorrhea in women. Learn more at phexxi.com and evofem.com.

Phexxi® is a registered trademark of Evofem Biosciences, Inc.
Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 including, without limitation, statements related to the potential benefits and value of the forbearance and restructuring arrangements, the duration of forbearance, evaluations and judgments regarding investor support, and the potential results of the Company’s registrational Phase 3 trial and related implications on women’s health and related markets. Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, including market and other conditions, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 12, 2022. and subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.
Contact
Amy Raskopf
SVP, Investor Relations
Evofem Biosciences, Inc.
araskopf@evofem.com
(917) 673-5775